Exhibit 1.1

SUNSTONE HOTEL INVESTORS, INC.

(a Maryland corporation)

4,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: July 18, 2006

SUNSTONE HOTEL INVESTORS, INC.

(a Maryland corporation)

4,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

July 18, 2006

CITIGROUP GLOBAL MARKETS INC.

as Representative of the several Underwriters (if any)

c/o Citigroup Global Markets

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”) and Sunstone Hotel Partnership LLC (the “Operating Partnership”), and Citibank N.A. (the “Forward Counterparty”) in connection with the Confirmation of the Company dated the date hereof between the Company and the Forward Counterparty, (the “Forward Purchase Contract”) relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of shares of Common Stock to be sold by such Forward Counterparty pursuant to this Agreement, confirm their respective agreements with Citigroup Global Markets Inc. (“Citigroup”) and each of the other Underwriters, if any, named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup is acting as the representative (in such capacity, the “Representative”), with respect to the sale by the Forward Counterparty or affiliate of the Forward Counterparty acting on behalf of the Forward Counterparty (or in the event that the Company issues and sells shares of Common Stock to the Underwriters pursuant to Section 2(c) hereof (“Company Securities”), the Company in lieu of the Forward Counterparty) and the purchase by the Underwriters, of the number of shares of Common Stock, Par Value $0.01 Per Share, of the Company (“Common Stock”) set forth in Schedule A hereto. The aforesaid 4,000,000 shares of Common Stock to be sold by the Forward Counterparty, or an affiliate of the Forward Counterparty acting on behalf of the Forward Counterparty (the “Forward Counterparty Securities”), together with the Company Securities (if any), are hereinafter called the “Securities”. The 4,000,000 shares of Common Stock to be issued by the Company pursuant to the Forward Purchase Contract are hereinafter called the “Forward Securities.”

The Company and the Forward Counterparty understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-130480), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e)

(“Rule 462(e)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), represents and warrants, jointly and severally, to each Underwriter and the Forward Counterparty as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter and the Forward Counterparty, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations (“Rule 163(c)”)) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations

(“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been, and not being an, “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and General Disclosure Package at Applicable Time. The Original Registration Statement became effective upon filing under Rule 462(e) on December 20, 2005, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Operating Partnership, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Statutory Prospectus nor the Prospectus nor any amendments or supplements to the Statutory Prospectus (as defined below) or Prospectus, as of the date of the Statutory Prospectus (as defined below) or Prospectus or any such amendment or supplement and, as so amended or supplemented, at the Closing Time (as defined below), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto), each Statutory Prospectus (as defined below) and the Prospectus complied or will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus, Statutory Prospectus and the Prospectus used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and, the Statutory Prospectus (as defined below) all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:00 a.m. (Eastern time) on July 19, 2006 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Time or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (A) at the time the Original Registration Statement became effective, (B) at the Applicable Time and (C) at the Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (which jurisdictions are set forth on Exhibit D attached hereto) in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(v) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”), which includes, without limitation, the Operating Partnership, Sunstone Hotel TRS Lessee, Inc., a Delaware corporation, Sunstone Century Star, LLC, a Delaware limited liability company, and Sunstone 42nd Street, LLC, a Delaware limited liability company, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation with the power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction (which jurisdictions are set forth on Exhibit D attached hereto) in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the annual report of the Company on Form 10-K for the year ended December 31, 2005 and (B) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(vi) Independent Accountants. Ernst & Young LLP, the accountants who have certified the financial statements and supporting schedules of the Company included in the Registration Statement, are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vii) Financial Statements. The financial statements and schedules, including the notes thereto, filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus present fairly in all material respects the combined financial position of the entities presented therein, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and schedules have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis through the periods specified, except as may be expressly stated in the related notes thereto. No other financial statements or schedules are required to be included in the Registration Statement. The unaudited pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Rule 11-02 of Regulation S-X) and the guidelines of the Commission with respect to pro forma financial information and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(viii) Absence Of Certain Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein: (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(ix) Material Adverse Effect. Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any change in the capital stock or members’ equity, as applicable, or long-term debt of the Company or any of its subsidiaries, or (B) any Material Adverse Effect.

(x) Capitalization. The authorized capital stock of the Company conforms in all material respects to the description thereof under “Description of Our Capital Stock” as set forth in the Prospectus, including any information incorporated therein prior to the date hereof. As of the Applicable Time and the Closing Time (as defined below), the issued and outstanding capital stock of the Company, will be in all material respects as set forth in the Prospectus including any information incorporated by reference therein. The shares of Common Stock outstanding and the other outstanding securities of the Company, including any Securities to be borrowed by the Forward Counterparty, have been duly authorized and validly issued and are fully paid and non-assessable. None of the shares of Common Stock or other securities outstanding prior to the issuance of the Company Securities or the Forward Securities, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xii) Authorization of Forward Purchase Contract. The Forward Purchase Contract has been duly authorized, executed and delivered by the Company and the Forward Purchase Contract conforms in all material respects to the description thereof in the Prospectus.

(xiii) Binding Obligation. Assuming due authorization, execution and delivery of this Agreement by the Representative and the Forward Purchase Contract by the Forward Counterparty, this Agreement and the Forward Purchase Contract is the legally valid and binding obligation of the Company and the Operating Partnership and of the Company, respectively, enforceable against the Company and the Operating Partnership, as applicable, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(xiv) Authorization of Forward Securities and Company Securities. The Forward Securities to be delivered to the Forward Counterparty upon the settlement of the Forward Purchase Contract by, and any Company Securities have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Forward Purchase Contract or this Agreement, as applicable, whether due to physical settlement or as a result of acceleration of the Forward Purchase Contract, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims and except as described in the Registration Statement and the Prospectus, the issuance of the Forward Securities and any Company Securities will not be subject to any preemptive or similar rights. The certificates to be used to evidence the Company Securities and the Forward Securities will be in substantially the form filed as an exhibit to the Registration Statement, and will, as of the time of issuance under the Forward Purchase Contract, or as of the Closing Time (as defined below) will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange Inc. (the “NYSE”). No holder of Forward Securities or Securities will be subject to personal liability solely by reason of being such a holder.

(xv) Operating Partnership Managing Member. The Company is the sole managing member of, and beneficially owns 100% of the interests of, the Operating Partnership.

(xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in (A) violation of its organizational documents, or (B) default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement, franchise agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B) to the extent that such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The issuance and sale of the Forward Securities and the Company Securities by the Company, the sale by or on behalf of the Forward Counterparty of the Forward Counterparty Securities and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement and the Forward Purchase Contract and all other transactions contemplated herein or in the Forward Purchase Contract by the Company or the Operating Partnership (including the settlement by the Company of the Forward Purchase Contract and the use of the proceeds to the Company from the sale of the Forward Securities as described in the Prospectus under the caption “Use of Proceeds”) do not and will not: (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of or default under (i) any provisions of the charter or bylaws or other organizational documents of the Company or any Subsidiary, (ii) any provision of any license, lease, indenture, mortgage, deed of trust, loan, credit, operating agreement, property management agreement or other agreement or instrument to which any of the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets or (iv) any decree, judgment or order applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any Subsidiary, except in each case described in clauses (A)(ii) through (iv) and (B) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case described in clause (B) of this sentence for liens, charges, claims and encumbrances in connection with certain indebtedness described in the financial statements referred to in Section 1, paragraph (a)(vii) hereto.

(xvii) Absence of Proceedings; Accuracy of Exhibits. There are no legal or governmental proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Prospectus or the documents incorporated therein and are not so described or any affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material licenses, inventions, copyrights, know-how (including trade secrets and other confidential information, systems or procedures), trademarks, service marks, and trade names currently employed by them in connection with the business now operated by them, except such as the failure to own, possess or be able to acquire on reasonable terms would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(xix) Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental body or agency or body or any court is required for the execution, delivery, performance or consummation by each of the Company and the Operating Partnership of its obligations under this Agreement or the Forward Purchase Contract, except such consents, approvals, authorizations, orders, filings, qualifications or registration (A) as have been obtained and made under the 1933 Act, (B) as may be required by the securities or Blue Sky laws of the various states, (C) as will be obtained or completed by

Closing Time and (D) the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.

(xx) Absence of Manipulation. Neither the Company, the Operating Partnership, nor any of their affiliates has taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action designed to or which constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Forward Securities or the Securities.

(xxi) Obligations to Issue Securities. Except for (A) the shares of Common Stock or other securities reserved for issuance in connection with the Company’s 2004 long-term incentive plan and senior management incentive plan described in the Prospectus, (B) the Forward Securities deliverable upon physical settlement or acceleration of the Forward Purchase Contract, (C) any Company Securities that may be issued by the Company pursuant to Section 2(c) hereof and (D) the shares of Common Stock issuable upon conversion of currently outstanding Series C Cumulative Convertible Redeemable Preferred Stock, no shares of capital stock are reserved for any purpose. Except as described in the immediately preceding sentence, there are no outstanding (x) securities of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as the case may be, in the Company or any of its subsidiaries, (y) options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company, or (z) obligations of the Company or any of its subsidiaries to issue any such securities, options, rights or warrants.

(xxii) No Integration. There has been no sale, offer for sale, solicitation of an offer to buy or negotiation in respect of any security that would be integrated with the offering of the Securities in a manner that would require the registration of such securities under the 1933 Act.

(xxiii) Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any subsidiary that would reasonably be expected to have a Material Adverse Effect.

(xxiv) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Prospectus as owned by them (the “Company Properties”), and good and marketable title to all personal property owned by them that is material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any Company Property, buildings and equipment held under lease by the Company and its subsidiaries and described in the Prospectus are held by them under valid, subsisting and enforceable leases (such leases, the “Company Leases”) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is in default under any of the Company Leases, relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Company Properties that would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.

(xxv) Title Insurance. The Company or its subsidiaries have either (A) an owner’s or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on each Company Property that insures the fee or leasehold interest, as the case may be, in the Company Properties, which policies include only commercially reasonable exceptions, and with coverage in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s Properties are located, or (B) one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the Company Properties with coverage, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the Company Properties.

(xxvi) Code Compliance. Each of the Company Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Company Properties), except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that would reasonably be expected to have a Material Adverse Effect.

(xxvii) Environmental Laws. Each of the Company and its subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

The Company and the Operating Partnership have obtained Phase I Environmental Audits with respect to the Company Properties and, except as otherwise disclosed in the Prospectus or in the Phase I Environmental Audits and except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) neither the Company nor the Operating Partnership have received any notice of, and neither has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials (as hereinafter defined) on or originating from any of the Company Properties or arising out of the conduct of the Company and the Operating Partnership, including, without limitation, a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (B) neither the Company Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Company Properties and other assets described in the Prospectus.

(xxviii) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent; and the Company and the Operating Partnership are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect.

(xxix) Loans. The Company and its subsidiaries are in compliance with all of their mortgage loans and all covenants therein, financial and otherwise, except for such failures to comply that would not in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxx) Property Improvement Plans. The Company and each of its subsidiaries is in compliance with all property improvement plans (“PIPs”) required by franchisors, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

(xxxi) Investment Company Act. Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Forward Securities or any Company Securities and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(xxxii) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus, Registration Statement and General Disclosure Package.

(xxxiii) REIT Qualification. The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and the Company’s proposed method of operations will enable it to satisfy the requirements for such qualification and taxation as a REIT under the Code.

(xxxiv) Material Contracts. The Company and the Operating Partnership, as applicable, have not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to, described in or filed as an exhibit to the Registration Statement, including, without limitation, any ground lease, franchise agreement or management agreement with respect to the Company Property, and no such termination or non-renewal has been threatened by the Company or the Operating Partnership, as applicable, or, to the Company’s or the Operating Partnership’s knowledge, any other party to such contract or agreement.

(xxxv) Internal Controls. The Company and each of its subsidiaries maintain a system of internal controls over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxvi) Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement except for registration rights contained in agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(xxxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Operating Partnership or subsidiaries or directors or officers of the Company or any of its subsidiaries, in their capacity as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) including, without limitation, Section 402 related to loans, and Sections 302 and 906 related to certifications.

(xxxviii) Independent Directors. The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company are “independent directors” within the meaning of the listing standards and rules of the NYSE, and with respect to the Audit Committee, the Commission, all of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE and at least one member of the Audit Committee is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K.

(xxxix) ERISA Liabilities. The Company and the Operating Partnership, as applicable, do not have, and does not anticipate incurring, any liabilities under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Code.

(xl) Plan Assets. The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(xli) Taxes. The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns and extensions (“Returns”) that are required to be filed by each such entity and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental authority (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by the Company or any of its subsidiaries or otherwise due and payable or claimed to be due and payable by any governmental authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (A) is currently being contested in good faith, or (B) would not have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed. Neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. No audits or other administrative proceedings or court proceedings are presently pending nor threatened against the Company or any of its subsidiaries with regard to any Taxes or Returns of the Company or any of its subsidiaries, and no taxing authority has notified the Company or any of its subsidiaries in writing that it intends to investigate its Tax affairs.

(xlii) Proceeds. None of the proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(xliii) No Relationships. No relationship, direct or indirect, exists between or among any of the Company and/or the Operating Partnership, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and/or the Operating Partnership, on the other hand, which is required pursuant to the 1933 Act and the 1933 Act Regulations to be described in the Prospectus which is not so described.

(xliv) Registration of Securities and Listing Approval. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and prior to the Closing Time or settlement by the Company of the Forward Purchase Contract through the issuance of Forward Securities, as applicable, the Forward Securities and in the event of the sale of any Company Securities pursuant to Section 2(c), the Company Securities, will be approved for listing on the NYSE, subject to official notice of issuance.

(xlv) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s Chief Executive Officer and its Chief Financial Officer as appropriate to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(xlvi) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-related data in the Prospectus.

(xlvii) Management Letters. The Company has provided to the Representative all final management letters since the date of the Company’s initial public offering from the Company’s auditors.

(xlviii) Commission Comment Letters. There are no comments outstanding under any letters from the staff of the Commission relating to the Company’s SEC filings.

(b) Representations and Warranties by the Forward Counterparty. The Forward Counterparty represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Underwriter, as follows:

(i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Counterparty and, at the Closing Time, such Forward Counterparty will have full right, power and authority to sell, transfer and deliver the Forward Counterparty Securities.

(ii) Authorization of the Forward Purchase Contract. The Forward Purchase Contract to which such Forward Counterparty is party has been duly authorized, executed and delivered by such Forward Counterparty and constitutes a valid and binding agreement of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitations, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) Right to Transfer. Such Forward Counterparty will, at the Closing Time, have the free and unqualified right to transfer the Forward Counterparty Securities to be sold by such Forward Counterparty hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind; and upon delivery of such Forward Counterparty Securities and payment of the purchase price therefore as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Forward Counterparty

Securities purchased by it from such Forward Counterparty, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of any kind.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter and the Forward Counterparty as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Counterparty agrees to sell (or cause one of its affiliates acting on behalf of the Forward Counterparty to sell) to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Counterparty or such affiliate, at the price per share set forth in Schedule C, the proportion of the number of Securities set forth in Schedule B opposite the name of the Forward Counterparty, which the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(i) If all of the conditions to effectiveness set forth in Section 10(a)(i) of the Forward Purchase Contract are not satisfied on or prior to the Closing Time, the Forward Counterparty, in its sole discretion, may choose not to borrow and deliver for sale the number of Securities set forth in Schedule B under the column entitled “Number of Securities to be Sold.” In addition, in the event that the Forward Counterparty is unable to borrow and deliver for sale under this Agreement all of the Securities set forth in Schedule B, the Forward Counterparty shall only be required to deliver for sale the aggregate number of shares of Common Stock that the Forward Counterparty is able to borrow.

(ii) If the number of Securities to be sold by the Forward Counterparty is reduced pursuant to Section 2(a)(i), the aggregate number of Securities that the Forward Counterparty is obligated to sell to each of the Underwriters and that each of the Underwriters is severally obligated to purchase from the Forward Counterparty pursuant to Section 2(a)(i) shall be reduced to a number of Securities equal to that which the Forward Counterparty is obligated to deliver pursuant to Section 2(a)(i), and the Underwriters shall be obligated to purchase a pro rata amount of Securities, based on the number of Securities set forth opposite such Underwriter’s name in Schedule A and the aggregate number of Securities to be purchased by all of the Underwriters in Schedule A hereto.

(iii) If, pursuant to Section 2(a)(i), the Forward Counterparty does not borrow and deliver for sale the number of Securities set forth in Schedule B under the column entitled “Maximum Number of Securities to be Sold,” the Forward Counterparty will notify the Company and the Representative no later than the Closing Time.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Sullivan & Cromwell LLP, 1888 Century Park East, Los Angeles, CA 90067, or at such other place as shall be agreed upon by the Representative, the Forward Counterparty and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of

Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Forward Counterparty and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company and the Forward Counterparty, as the case may be, by wire transfer of immediately available funds to a bank account designated by the Company or the Forward Counterparty, as the case may be, against delivery to the Representative for account of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Citigroup, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Additional Issuance and Sale by the Company. In the event that the Forward Counterparty or any of its affiliates does not borrow and deliver for sale the number of Securities set forth in Schedule B opposite the name of the Forward Counterparty, the Company shall issue and sell in whole but not in part a number of shares of Common Stock at the price per share set forth in Schedule C equal to the number of Securities that the Forward Counterparty or any of its affiliates does not borrow and deliver pursuant to Section 2(b). The Representative shall have the right to postpone the Closing Time for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements. The Forward Counterparty shall have no liability whatsoever to the Company, the Underwriters or any other party for any Securities that the Forward Counterparty or any of its affiliates, in accordance with Section 2(b), does not deliver at the Closing Time.

(d) Denominations; Registration. Certificates for any Company Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for any Company Securities will be made available by the Company for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter and the Forward Counterparty as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative and the Forward Counterparty promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representative and the Forward Counterparty notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative and the Forward Counterparty with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters or the Forward Counterparty shall object (unless such document is required to be filed pursuant to the 1934 Act or 1934 Act Regulations prior to the resolution of such objection). The Company has given the Representative and the Forward Counterparty notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative and the Forward Counterparty notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative and the Forward Counterparty with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters or the Forward Counterparty shall object unless such document is required to be filed within such period pursuant to the 1934 Act or 1934 Act Regulations.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters and the Forward Counterparty, without charge, conformed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and conformed copies of all consents and certificates of experts, and will also deliver to the Representative and to the Forward Counterparty, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters and the Forward Counterparty will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or to the extent required by the rules under the 1933 Act.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act and the 1933 Act Regulations, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or to the extent required by the rules under the 1933 Act.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act and the 1933 Act Regulations to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, for the Forward Counterparty or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of any Company Securities and the Forward Securities substantially in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Forward Securities and, in the event of the sale of any Company Securities pursuant to Section 2(c), such Company Securities sold by the Company on the NYSE.

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Company Securities to be sold by the Company hereunder and the Forward Securities to be sold under the Forward Purchase Contract, or (B) issuances of shares of Common Stock or membership interests by the Operating Partnership in connection with the acquisition of hotels and related assets, provided that in the case of this clause (B), the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock shall enter into a lock-up agreement relating to such shares for a period expiring no earlier than 30 days after the date of the Prospectus, (C) or issuances of shares of Common Stock issuable upon conversion of currently outstanding Series C Cumulative Convertible Preferred Stock or (D) issuances of equity incentive awards pursuant to the Company’s equity incentive plans.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1933 Act Regulations, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company will provide upon request a copy of such documents filed.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(n) Available Shares. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock hereunder or pursuant to the terms of the Forward Purchase Contract.

(o) Annual Report. The Company will furnish to its stockholders within a one year period an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

(p) Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(q) Investment Company. The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” as such term is defined under the Investment Company Act.

(r) REIT Qualification. The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2005, for taxation as a REIT under the Code.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters and the Forward Counterparty of this Agreement, the Forward Purchase Contract, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the Forward Securities, (iii) the preparation, issuance and delivery of the certificates for the Forward Securities to the Forward Counterparty and any Company Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Forward Securities to the Forward Counterparty or any such Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities or the Forward Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representative and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Company Securities or the Forward Securities on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 11 hereof, the Company shall reimburse the Underwriters and the Forward Counterparty for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and the Forward Counterparty.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative and the Forward Counterparty shall have received the opinion and tax opinion, dated as of the Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, in the form attached hereto as Exhibit A. With respect to this section, Sullivan & Cromwell LLP may state that its beliefs are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(c) Opinion of Special Maryland Counsel for the Company. At the Closing Time the Representative and the Forward Counterparty shall have received the opinion, dated as of the Closing Time of Venable LLP, special Maryland counsel for the Company, in the form attached hereto as Exhibit B.

(d) Opinion of Counsel for Underwriters. At the Closing Time the Representative shall have received the opinion, dated as of the Closing Time, of O’Melveny & Myers LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative. With respect to this section, O’Melveny & Myers LLP may state that its beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(e) Officers’ Certificate. At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating according any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the earnings, assets, business affairs, business prospects, or operations of the Company and its subsidiaries, taken as a whole, or in the fee, ground lease, and mortgage interests, in the properties which the Company and its subsidiaries will own and/or operate as of the Closing Time, whether or not arising in the ordinary course of business, which would be material to the Company and its subsidiaries, taken as a whole, (iii) transactions or acquisitions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business which would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind, declared, paid or made by the Company on any class of its capital stock, or (v) any change in the capital stock of the Company or the issued and outstanding interests of the Operating Partnership or any increase in indebtedness of Company or any of its subsidiaries or in the indebtedness encumbering the properties which the Company and its subsidiaries will own and/or operate as of the Closing Time, which would reasonably be expected to have a Material Adverse Effect, and the Representative and the Forward Counterparty shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the statements above are true and correct as of the Closing Time, (iii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such time, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative and the Forward Counterparty shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time the Representative and the Forward Counterparty shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Forward Securities and any Company Securities to be issued pursuant to Section 2(c), shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements or such confirmation shall not be necessary in the view of the Representative.

(j) Lock-up Agreements. The Company shall have furnished to the Representative an agreement substantially in the form of Exhibit C hereto signed by each executive officer of the Company.

(k) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance, if applicable, and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities or issuance and sale of any Company Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Forward Counterparty at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters and the Forward Counterparty. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Counterparty, their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), the selling agents of each Underwriter and each person, if any, who controls any Underwriter or the Forward Counterparty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative or the Forward Counterparty, as applicable), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); it being understood and agreed that the only such information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto): the second to last paragraph on the cover page concerning the commission equivalent to be received by investors; the third to last paragraph on the cover page concerning delivery of the Securities; the third paragraph of text under the caption “Underwriting” concerning the terms of the offering by the Underwriters; the seventh paragraph of text under the caption “Underwriting” concerning the commission equivalent to be received from investors; the first two sentences of the fifth to last paragraph and the first two sentences of the fourth to last paragraph concerning certain stabilization activities that may be undertaken by the Underwriters; and the second to last paragraph under the caption “Underwriting” concerning online sales of securities.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice promptly in writing to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnify agreement. Upon the request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative or the Forward Counterparty, as applicable, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement of judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c), such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters and the Forward Counterparty on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Underwriters and the Forward Counterparty, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand and the Underwriters and the Forward Counterparty, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the CompanySecurities pursuant to this Agreement (before deducting expenses) plus the amount that was received or would have been received by the Company under the Forward Purchase Contract if physical settlement applied thereunder and the total underwriting discount received by the Underwriters, in each case as described on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Underwriters and the Forward Counterparty, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Counterparty, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters and the Forward Counterparty agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and the Forward Counterparty shall not be required to contribute any amount in excess of its income from the Forward Purchase Contract.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, each person, if any, who controls the Forward Counterparty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Forward Counterparty’s Affiliates shall have the same rights to contribution as the Forward Counterparty, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, the Forward Counterparty or its Affiliates, any person controlling the Forward Counterparty, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Forward Counterparty, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities, or (vi) if the Forward Counterparty, pursuant to Section 2(a)(ii) hereof, does not deliver Forward Counterparty Securities for sale, and the Company fails to deliver a number of shares of

Common Stock equal to the number of shares that the Forward Counterparty does not deliver pursuant to Section 2(c) hereof.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company. If the Company shall fail at the Closing Time to sell the number of Securities that it is obligated to sell hereunder, pursuant to Section 2(c) hereto, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8 and 11 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, attention of General Counsel; notices to the Forward Counterparty shall be directed to Citibank, N.A., 390 Greenwich Street, New York, NY 10013, attention of Corporate Equity Derivatives; notices to the Company shall be directed to it at Sunstone Hotel Investors, Inc., 903 Calle Amanecer, Suite 100, San Clemente, CA 92673, Attention of Jon D. Kline.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters and the Forward Counterparty, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement, together with the Forward Purchase Contract, supersedes all prior agreements and understandings (whether written or oral) between the Company, the Forward Counterparty, the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Forward Counterparty and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Forward Counterparty and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Forward Counterparty and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Counterparty, the Company, and the Operating Partnership in accordance with its terms.

Very truly yours,

SUNSTONE HOTEL INVESTORS, INC.

By	/s/ Jon D. Kline
Title: Executive Vice President and Chief Financial Officer

SUNSTONE HOTEL PARTNERSHIP, LLC

By:	SUNSTONE HOTEL INVESTORS, INC., its Managing Member

By	/s/ Jon D. Kline
Title: Executive Vice President and Chief Financial Officer

[Remainder of this page intentionally left blank]

CITIBANK, N.A., as Forward Counterparty

By	/s/ WILLIAM ORTNER
Title: Authorized Representative

[Remainder of this page intentionally left blank]

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	CITIGROUP GLOBAL MARKETS INC.

	By	Chris Djoganopoulos
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

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SCHEDULE A

Name of Underwriter	Number of Securities
CITIGROUP GLOBAL MARKETS INC.	4,000,000
Total	4,000,000

SCHEDULE B

Number of Securities to be Sold
CITIBANK, N.A.	4,000,000
Total	4,000,000

SCHEDULE C

SUNSTONE HOTEL INVESTORS, INC.

4,000,000 Shares of Common Stock

(Par Value $0.01 Per Share)

1. The purchase price per share for the Securities to be paid by the several Underwriters shall be $27.75.

SCHEDULE D

GENERAL USE FREE WRITING PROSPECTUS

Free Writing Prospectus dated July 19, 2006

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

[Attached hereto.]

A-1

EXHIBIT B

FORM OF OPINION OF SPECIAL MARYLAND COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(c)

[Attached hereto.]

B-1

EXHIBIT C

FORM OF LOCK-UP FROM EXECUTIVE OFFICERS PURSUANT TO SECTION 5(j)

July __, 2006

CITIGROUP GLOBAL MARKETS INC.

c/o CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Re:	Proposed Public Offering by Sunstone Hotel Investors, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), understands that Citigroup Global Markets Inc. (the “Representative”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and Citibank, N.A. providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, during a period of 30 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except as set forth below), or file or make any demand for the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions pursuant to clause (a), no filing by any party under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; and provided, further, that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.

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Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by the preceding sentence shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Representative shall consent in writing to an earlier termination of such restrictions.

Very truly yours,

Signature:

Print Name:

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EXHIBIT D

LIST OF GOOD STANDING JURISDICTIONS

Name of Entity	Jurisdiction of Organization or Formation	Jurisdiction of Foreign Qualification
Sunstone Hotel Investors, Inc.	Maryland	California Florida Texas
Sunstone Hotel Partnership, LLC	Delaware	California Colorado District of Columbia Florida Georgia Idaho Illinois Maryland Michigan Minnesota New Jersey New Mexico New York Oregon Pennsylvania Texas Utah Virginia Washington
Sunstone Hotel TRS Lessee, Inc.	Delaware	California Colorado Georgia Idaho Illinois Michigan Minnesota New Jersey New Mexico New York Oregon Pennsylvania Texas Utah Virginia Washington
Sunstone Century Star, LLC	Delaware	California
Sunstone 42nd Street, LLC	Delaware	New York

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